UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Automatic Data Processing, Inc.

(Name of Registrant as Specified In Its Charter)

Pershing Square Capital Management, L.P.

PS Management GP, LLC

William A. Ackman

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On August 4, 2017, Pershing Square Capital Management, L.P. and certain affiliates issued the following press release:

Pershing Square Announces Investment in ADP

Pershing Square Will Nominate Minority Slate

New York, NY – August, 4, 2017 //- Pershing Square Capital Management, L.P. (“Pershing Square”) announced today that it has acquired an 8% stake in ADP (Nasdaq: ADP), making it Pershing Square’s largest investment. Pershing Square intends to file a Schedule 13D on Monday, August 7, 2017.

Pershing Square has long admired ADP’s business. Based on extensive research and due diligence, Pershing Square believes that there is an enormous opportunity to improve the operating performance of ADP by accelerating growth, improving the quality of ADP’s software and service offerings, dramatically reducing operating costs, and increasing efficiency.

On August 1st, Pershing Square approached the company and requested an in-person meeting with the Board to share our research and its conclusions. To facilitate constructive private discussions, we requested an extension of the company’s August 10th nominating deadline.

Yesterday, at ADP’s request, we met with the company’s CEO and Chairman. At that meeting, we reiterated our request for an extension to the nominating deadline and discussed the potential additions of several independent directors and a Pershing Square representative to the Board. We also discussed the need for transformational change at the company and expressed a willingness to work with existing management or, alternatively, an external CEO candidate, to effectuate that change.

We were disappointed to learn from an ADP press release that the company has denied our request for an extension that could have facilitated constructive discussions. Accordingly, Pershing Square will nominate a minority slate to the Board.

About Pershing Square Capital Management, L.P.

Pershing Square Capital Management, L.P. (“Pershing Square”), based in New York City, is a SEC-registered investment advisor to investment funds.

Media Contact:

Pershing Square

Fran McGill

212 909 2455, McGill@persq.com

Pershing Square Capital Management, L.P. (“Pershing Square”) and certain of its affiliated funds intend to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and accompanying proxy card to be used to solicit proxies in connection with the upcoming annual meeting of stockholders (the “Annual Meeting”) of Automatic Data Processing, Inc. (the “Company”) and the election of a slate of director nominees at the Annual Meeting.

PERSHING SQUARE STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTATION RELATED TO THE SOLICITATION OF PROXIES BY PERSHING SQUARE AND ITS AFFILIATES FROM STOCKHOLDERS OF THE COMPANY FOR USE AT THE ANNUAL MEETING WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. SUCH DEFINITIVE PROXY STATEMENT, OTHER PROXY MATERIALS AND ANY OTHER RELEVANT DOCUMENTATION WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.